Exhibit 99.1

News Release	For Immediate Release

Investor Relations:    Andrea Tarbox, CFO     847.239.8812

KapStone Reports 2007 Full Year Results

Net Income Up 35% over Prior Year

•                  Full Year Basic and Diluted EPS of $1.08 and $0.75, Respectively

•                  YTD Cash Flows from Operations of $52.2 Million, Up 44% over Prior Year

•                  Year-end Cash Balance Exceeds Debt by $4.1 Million

NORTHBROOK, IL – March 14, 2008 – KapStone Paper and Packaging Corporation (NASDAQ: KPPC) today reported results for the fourth quarter and year ended December 31, 2007.

		Predecessor KPB				Predecessor KPB
$000’s	Three Months Ended Dec. 31,			Year Ended Dec. 31,
	2007	2006		2007		2006
GAAP Net Income	$8,634	$5,919	(1)	$26,963		$19,967
Adjusted Net Income	$8,634	$5,919	(1)	$27,940	(2)	$19,967

GAAP Basic Earnings per Share	$0.34	NA		$1.08		NA
Adjusted Basic Earnings per Share	$0.34	NA		$1.12	(2)	NA

GAAP Diluted Earnings per Share	$0.23	NA		$0.75		NA
Adjusted Diluted Earnings per Share	$0.23	NA		$0.78	(2)	NA

EBITDA	$16,515	$14,608		$55,627		$52,161
Adjusted EBITDA	$16,515	$14,608	(1)	$57,153	(2)	$52,161

(1) Fourth quarter 2006 results were revised to reflect retrospective application of a change in accounting for planned major maintenance activities.

(2) Year ended December 31, 2007 results were adjusted to eliminate a $1.5 million pre-tax non-cash charge made in connection with the KPB acquisition to adjust inventory to fair value.

Full Year Operating Highlights

Full year 2007 net sales of $256.8 million were up $10.6 million, or 4.3%, and operating income of $44.3 million was up 30.5% over last year.

Unbleached kraft paper net sales for the year ended December 31, 2007, rose to $227.9 million, up $13.7 million, or 6.4%, over the prior year.  Net sales benefited from higher average revenue per ton, up $18 per ton or 3.4%, propelled by higher prices net of mix changes and increased volume, up 11,358 tons or 2.8%. Operating income for the unbleached kraft paper segment for the year ended December 31, 2007, was $51.9 million, up $17.6 million, or 51.4% over the prior year. The significant improvement in operating income during the year reflects higher selling prices and volume, cost reduction initiatives, and lower depreciation charges of $6.9 million on the reduced fixed asset depreciable base that resulted from the revaluation of plant and equipment to fair value as part of the KPB acquisition, partially offset by $2.9 million of unplanned outages and a non-cash charge to adjust inventory to fair value of $1.2 million as part of the KPB acquisition.

Dunnage bag net sales were down by $3.0 million, or 8.3%, to $32.8 million for the year ended December 31, 2007 mainly due to a 7.5% reduction in volume. Dunnage bag operating income was down $1.2 million, or 15.5%, to $6.4 million due to lower sales volume, a non-cash charge of $0.3 million to adjust inventory to fair value as part of the KPB acquisition, and higher amortization expenses of $0.2 million.

Corporate expenses of $14.0 million for the year ended December 31, 2007 were $6.2 million higher than the prior year and reflect expenses for the Company’s headquarters while the amount in 2006 reflects an allocation of corporate expenses when KPB was owned by International Paper Company (IP).  Included in the 2007 corporate expenses are charges of approximately $2.4 million for the cost of transitional services provided by IP that will be terminated upon start-up of the Company’s own ERP system.  It is currently projected that the Company’s new ERP system will be fully implemented in the second quarter of 2008.

Fourth Quarter Operating Highlights

Fourth quarter 2007 net sales of $64.9 million were up $7.9 million, or 13.9%, and operating income of $13.5 million was up 34.6% over the same quarter last year.

Unbleached kraft paper net sales rose to $58.0 million, up $8.2 million, or 16.5%, over the prior year.  Increased volume, up 7,780 tons, and higher average revenue per ton, up $40 per ton, drove the increase while a less favorable mix partially offset the volume and pricing gains.  Operating income for the unbleached kraft paper segment was $15.2 million in the fourth quarter, up $5.2 million, or 52.2% over the prior year. The significant improvement in operating income during the quarter reflects higher selling prices and volume, and lower depreciation charges of $1.6 million on the reduced depreciable asset base that resulted from the revaluation of plant and equipment to fair value as part of the KPB acquisition, partially offset by $1.9 million of unplanned outages.

Dunnage bag net sales were down from the prior year by $0.1 million, or 1.5%, to $8.1 million mainly due to a slight decrease in volume. Dunnage bag operating income was down $0.1 million, or 6.1%, to $1.6 million due to lower sales volume.

Corporate expenses of $3.4 million for the fourth quarter were $1.7 million higher than the comparable quarter in the prior year and reflect expenses for the Company’s headquarters while the amount in 2006 reflects an allocation of corporate expenses when KPB was owned by IP.  Included in the 2007 corporate expenses are charges of approximately $0.6 million for the cost of transitional services provided by IP that will be terminated upon start-up of the Company’s own ERP system.  It is currently projected that the Company’s new ERP system will be fully implemented in the second quarter of 2008.

Cash Flow and Working Capital

Net cash from operating activities for the year ended December 31, 2007 totaled $52.2 million, an improvement of $16.0 million, or 44.3%, over the comparable prior year.  Capital expenditures of $11.9 million for the 2007 period were primarily spent on equipment upgrades and replacements for the unbleached kraft facility and the new ERP system. Working capital at December 31, 2007 was $65.1 million including cash and cash equivalents of $56.6 million.  With a cash and cash equivalents balance of $56.6 million and combined current and long-term debt balances of $52.5 million at December 31, 2007, the Company is now $4.1 million net cash positive.

Roger Stone, KapStone’s chairman and chief executive officer, said, “We are particularly pleased with the operating results achieved in our inaugural year including an adjusted EBITDA margin of 22% and adjusted net income margin of 11%. With our operations performing well and a strong demand for our products, we delivered significant cash to the balance sheet resulting in our cash balances now exceeding our debt obligations.  We are entering 2008 in an even stronger position with an opportunity for continuing performance improvements, a first quarter price increase of $40 per ton on our kraft paper products, and a results-driven management team.”

Conference Call

KapStone has scheduled a conference call at 2 p.m. ET, March 17, 2008, to discuss the Company’s financial results for 2007. The conference call will be available via the Internet by accessing the Company’s web site at http://kapstonepaper.com. A replay of the webcast will be available for 7 days following the call.

About the Company

On January 2, 2007, KapStone Paper and Packaging Corporation (the Company) completed the acquisition of substantially all of the assets and assumed certain liabilities, of the Kraft Papers Business, or KPB, a division of International Paper Company.  The assets include an unbleached kraft paper manufacturing facility in Roanoke Rapids, North Carolina and Ride Rite® Converting, an inflatable dunnage bag manufacturer located in Fordyce, Arkansas.  Prior to the acquisition of KPB, the Company, a special purpose acquisition corporation or “blank check company”, had no operations.  For periods prior to the acquisition, KPB is deemed to be the predecessor to the Company. Therefore, in this release, the KapStone results for 2007 are compared to KPB’s 2006 results.

Headquartered in Northbrook, IL, KapStone Paper and Packaging Corporation, is a leading North American producer of kraft paper and converter of inflatable dunnage bags.  The Company is the parent company of KapStone Kraft Paper Corporation which includes a paper mill in Roanoke Rapids, NC, and Ride Rite®, an inflatable dunnage bag manufacturer in Fordyce, AR.  The business employs approximately 700 people.

Non-GAAP Financial Measures

Investors are cautioned that adjusted net income, adjusted EBITDA and adjusted EPS information contained in this press release are not financial measures under U.S. generally accepted accounting principles (GAAP). In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future. The Company believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the performance and liquidity of the Company.  Management uses Adjusted EBITDA for evaluating the Company’s performance against competitors and as a primary measure for employees’ incentive programs and potential future contingent earn-out payments to IP.

Adjusted net income represents net income excluding a one-time non-cash purchase accounting adjustment made in connection with the KPB acquisition to adjust finished goods inventory to fair value.  EBITDA represents earnings before interest, income taxes, depreciation and amortization.  Adjusted EBITDA is computed by eliminating from EBITDA a one-time non-cash purchase accounting adjustment made in connection with the KPB acquisition to adjust inventory to fair value. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to earnings before income taxes (or any other performance measure under GAAP) as a measure of performance or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity.  Adjusted 2007 EPS is based on net income excluding the non-cash purchase accounting adjustment made in connection with the KPB acquisition to adjust inventory to fair value.

Forward-Looking Statements

Statements in this news release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by words such as “may,” “will,” “should,” “would,’ “expect,” “project,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “outlook,” or “continue,” the negative of these terms or other similar expressions and include, among others, statements under the caption “Operating Highlights”.  These statements reflect management’s current views and are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control that could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) industry conditions, including changes in cost, competition, changes in the Company’s product mix and demand and pricing for the Company’s products; (ii) market and economic factors, including changes in pension and healthcare costs and natural disasters, such as hurricanes; (iii) results of legal proceedings and compliance costs, including unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations; and (iv) the ability to achieve and effectively manage growth; (v) ability to pay the Company’s debt obligations; and (vi) ability to carry out the Company’s strategic initiatives and manage associated costs.  Further information on these and other risks and uncertainties is provided under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which is incorporated herein by reference, and elsewhere in reports that the Company files or furnishes with the SEC. These filings can be found on KapStone’s Web site at www.kapstonepaper.com and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

KapStone Paper and Packaging Corp
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)

		Predecessor KPB	Fav / (Unfav)		Predecessor KPB	Fav / (Unfav)
	3 Months Ended Dec. 31,		Variance	Year Ended Dec. 31,		Variance
	2007	2006 (1)%		2007	2006 (1)%
Net sales	$64,938	$56,997	13.9%	$256,795	$246,161	4.3%
Cost and expenses:
Cost of sales, excluding depreciation	38,818	34,683	-11.9%	162,429	160,444	-1.2%
Freight and distribution	6,105	5,347	-14.2%	23,581	22,274	-5.9%
Selling and administrative expenses	3,837	2,358	-62.7%	16,482	11,282	-46.1%
Depreciation and amortization	3,055	4,610	33.7%	11,327	18,210	37.8%
Other operating income	337	—	NA	1,324	—	NA
Operating income	13,460	9,999	34.6%	44,300	33,951	30.5%
Interest income	629	—	NA	2,096	—	NA
Interest expense	978	352	-177.8%	4,295	1,411	-204.4%
Income before provision for income taxes:	13,111	9,647	35.9%	42,101	32,540	29.4%
Total provision for income taxes	4,477	3,728	-20.1%	15,138	12,573	-20.4%
Net income	$8,634	$5,919	45.8%	$26,963	$19,967	35.0%

Earnings per share:
Basic	$0.34	—		$1.08	—
Diluted	$0.23	—		$0.75	—

Weighted-average number of shares outstanding:
Basic	25,138,797			25,010,057
Diluted	37,098,615			36,134,488

(1) Prior period information has been revised in accordance to reflect the retrospective application of a change in accounting for planned major maintenance activities.

OPERATING SEGMENT DATA

		Predecessor KPB	Fav (Unfav)		Predecessor KPB	Fav (Unfav)
	3 Months Ended Dec. 31,		Variance	Year Ended Dec. 31,		Variance
(In thousands)	2007	2006 (1)%		2007	2006 (1)%
Net sales
Unbleached kraft	$57,953	$49,762	16.5%	$227,921	$214,175	6.4%
Dunnage bags	8,095	8,216	-1.5%	32,801	35,753	-8.3%
Intersegment elim. from unbleached kraft	(1,110)	(981)	-13.1%	(3,927)	(3,767)	-4.2%
Total net sales	$64,938	$56,997	13.9%	$256,795	$246,161	4.3%
Operating income by industry segment
Unbleached kraft	$15,198	$9,983	52.2%	$51,901	$34,280	51.4%
Dunnage bags	1,618	1,724	-6.1%	6,350	7,514	-15.5%
Corporate expenses	(3,356)	(1,708)	-96.5%	(13,951)	(7,843)	-77.9%
Total operating income	$13,460	$9,999	34.6%	$44,300	$33,951	30.5%

KapStone Paper and Packaging Corp
Condensed Consolidated Balance Sheets
(In thousands)

		Predecessor KPB
	December 31,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$56,635	$1
Trade accounts receivable, net	30,208	25,824
Accounts receivable-International Paper Co.	—	336
Inventories	19,846	24,087
Deferred income taxes	1,263	—
Prepaid expenses and other current assets	735	1,089
Total current assets	108,687	51,337

Plant, property and equipment, net	104,858	201,593
Other assets	3,735	4,452
Intangible assets, net	5,875	—
Goodwill	2,295	—
Total assets	$225,450	$257,382

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$19,578	—
Accounts payable	11,050	7,931
Accrued expenses	12,969	7,144
Total current liabilities	43,597	15,075

Long-term debt	32,922	22,357
Pension and post retirement benefits	3,420	—
Deferred income taxes	1,047	—
Other liabilities	279	265
Total liabilities	81,265	37,697
Stockholders’ equity:
Common stock $.0001 par value	3	—
Invested capital	115,002	—
Divisional control	—	219,685
Accumulated other comprehensive income	79	—
Retained earnings	29,101	—
Total stockholders’ equity	144,185	219,685
Total liabilities and stockholders’ equity	$225,450	$257,382

GAAP to Non-GAAP Reconciliations
Unaudited
(In thousands, except per share data)

		Predecessor KPB		Predecessor KPB
	3 Months Ended Dec. 31,		Year Ended Dec. 31,
	2007	2006 (1)	2007	2006 (1)
Net Income (GAAP) to Adjusted Net Income (Non-GAAP):
Net income (GAAP)	$8,634	$5,919	$26,963	$19,967
One-time non-cash charge made in connection with the KPB acquisition to adjust inventory to fair value.	—	—	977	—

Adjusted Net Income (Non-GAAP)	$8,634	$5,919	$27,940	$19,967

Net Income (GAAP) to Adjusted EBITDA (Non-GAAP):
Net income (GAAP)	$8,634	$5,919	$26,963	$19,967
Interest income	(629)	—	(2,096)	—
Interest expense	978	352	4,295	1,411
Tax provision	4,477	3,727	15,138	12,573
Depreciation and amortization	3,055	4,610	11,327	18,210
EBITDA	16,515	14,608	55,627	52,161
One-time non-cash charge made in connection with the KPB acquisition to adjust inventory to fair value.			1,526
Adjusted EBITDA (Non-GAAP)	$16,515	$14,608	$57,153	$52,161

Basic EPS (GAAP) to Adjusted Basic EPS (Non-GAAP):
Basic EPS (GAAP)	$0.34	NA	$1.08	NA
Adjustment:
One-time non-cash charge made in connection with the KPB acquisition to adjust inventory to fair value.	NA	NA	0.04	NA
Adjusted Basic EPS (Non-GAAP)	$0.34	NA	$1.12	NA

Diluted EPS (GAAP) to Adjusted Diluted EPS (Non-GAAP):
Diluted earnings per share (GAAP)	$0.23	NA	$0.75	NA
Adjustment:
One-time non-cash charge made in connection with the KPB acquisition to adjust inventory to fair value.	NA	NA	0.03	NA
Adjusted Diluted EPS (Non-GAAP)	$0.23	NA	$0.78	NA

(1) Prior period information has been revised in accordance to reflect retrospective application of a change in accounting for planned major maintenance activities.